IMPORTANT NOTICE CONCERNING THE
  CLIFTON SAVINGS BANK 401(K) SAVINGS PLAN AND YOUR ABILITY TO TRADE SHARES OF
                   CLIFTON SAVINGS BANCORP, INC.'S SECURITIES


December 3, 2008

This notice is being sent to all executive officers and directors of Clifton Savings Bancorp, Inc. in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Securities and Exchange Regulation BTR.

This is to inform you that RSGroup, the service provider for the Clifton Savings Bank 401(k) Savings Plan ("Plan"), was recently acquired by Pentegra Retirement Services. Because of the integration of these two companies, steps are currently being taken to transfer all plan records and assets to Pentegra.

During this transition, Plan participants temporarily will be unable to direct or diversify the assets held in their Plan accounts, including shares of Clifton Savings Bancorp common stock. This period, during which participants will be unable to exercise these rights otherwise available under the Plan, is called a "blackout period."

DURING THIS BLACKOUT PERIOD, YOU MAY NOT DIRECTLY OR INDIRECTLY PURCHASE, SELL, OR OTHERWISE ACQUIRE OR TRANSFER ANY EQUITY SECURITY OF CLIFTON SAVINGS BANCORP ACQUIRED IN CONNECTION WITH YOUR SERVICE OR EMPLOYMENT AS A DIRECTOR OR EXECUTIVE OFFICER OF CLIFTON SAVINGS BANCORP.

THE BLACKOUT PERIOD WILL BEGIN ON DECEMBER 19, 2008 AND END ON JANUARY 12, 2009.

IN ADDITION TO THIS SARBANES-OXLEY BLACKOUT, PLEASE REMEMBER THAT CLIFTON SAVINGS BANCORP OBSERVES REGULARLY SCHEDULED BLACKOUT PERIODS THAT RESTRICT YOUR ABILITY TO TRADE IN CLIFTON SAVINGS BANCORP STOCK.

If you have any questions concerning this notice please contact:

            Christine R. Piano
            Chief Financial Officer and Treasurer
            Clifton Savings Bancorp, Inc.
            1433 Van Houten Avenue
            Clifton, New Jersey 07015
            (973) 473-2200